AMANDMENT AGREEMENT
AMANDEMEN PERJANJIAN

RELATING TO
BERKAITAN DENGAN

SHARE PURCHASE AGREEMENT
PERJANJIAN JUAL BELI SAHAM

BETWEEN
ANTARA

EDWIN WITARSA, HENFUL, ERIC WIBOWO, PT. ADELYUS ANUGERAH ABADI

AND
DAN

KINERJAPAY CORP

This Amandment Agreement ("Amandment") is made on August 31, 2018.

BETWEEN:

1. Edwin Witarsa ("**Edwin**"), Henful ("**Henful**"), Eric Wibowo ("**Eric**"), and PT. Adelyus Anugerah Abadi ("**PT. AAA**"); individually as a "**Seller**", and collectively as "**Sellers**".

2. **KinerjaPay Corp,** a company organized under the laws of State of Delaware, United States of America, hereinafter as a **"Buyer".**

hereinafter Sellers and Buyer individually referred to as the "**Party**" and collectively referred to as the "**Parties**".

RECITALS:

A. The Parties have agreed to sign a Share Purchase Agreement ("**Agreement**") dated 31 August 2018.

B. The Parties agree to amend several provisions in the Agreement.

Based on the above considerations, the Parties agree to change / add to the terms of the Agreement as follows:

1. Amend the identity of the Buyer in the Agreement, so that the identity of the Buyer in the Agreement will be as follows:

Perjanjian Amandemen ("Amandemen") Ini dibuat pada tanggal 31 Agustus 2018.

ANTARA:

1. Edwin Witarsa ("**Edwin**"), Henful ("**Henful**"), Eric Wibowo ("**Eric**"), dan PT. Adelyus Anugerah Abadi ("**PT. AAA**"); secara masing-masing disebut sebagai "**Penjual**", dan secara bersama-sama disebut sebagai "**Para Penjual**".

2. **KinerjaPay Corp**, suatu perusahaan yang didirikan berdasarkan hukum State of Delaware, Amerika Serikat, dalam hal ini disebut sebagai "**Pembeli**".

Selanjutnya Pembeli dan Para Penjual masing-masing disebut sebagai "**Pihak**", secara bersama-sama disebut sebagai "**Para Pihak**".

MENIMBANG:

A. Para Pihak telah sepakat untuk menandatangani Perjanjian Jual Beli Saham ("**Perjanjian**")tertanggal 31 Agustus 2018.

B. Para Pihak sepakat untuk merubah beberapa ketentuan dalam Perjanjian tersebut.

Berdasarkan pertimbangan tersebut di atas, Para Pihak sepakat untuk mengubah/ menambah ketentuan Perjanjian sebagai berikut:

1. Mengubah identitas Pembeli dalam Perjanjian, sehingga selanjutnya identitas Pembeli pada Perjanjian menjadi sebagai berikut:

"KinerjaPay Corp, a company organized under the laws of State of Delaware, United States of America, hereinafter as a **"Buyer"."**

"KinerjaPay Corp, suatu perusahaan yang didirikan berdasarkan hukum State of Delaware di Amerika Serikat, dalam hal ini disebut sebagai **"Pembeli"**."

2. Amend the provisions in the Recitals point B section, so that the following provisions in the Recitals point B are as follows:

   "The Sellers has agreed to transfer, sell and assign all of the Sale Shares to the Buyer and the Buyer has agreed to buy Sale Shares upon the execution and delivery iof this Agreement, n accordance with the terms and conditions of this Agreement."

2. Mengubah ketentuan dalam bagian Menimbang point B, sehingga selanjutnya ketentuan pada bagian Menimbang point B menjadi sebagai berikut:

   "Para Penjual telah setuju untuk mengalihkan, menjual,dan menyerahkan semua Saham Penjualan kepada Pembeli dan Pembeli telah setuju untuk membeli Saham yang Dijual pada saat pelaksanaan Perjanjian ini, sesuai dengan syarat dan ketentuan Perjanjian ini."

3. Amend the provisions in Article 1.1 of the Agreement, so that further provisions in Article 1.1 of the Agreement become as follows:

ARTICLE 1
SALE AND PURCHASE OF SALE SHARES

"1.1 Subject to the terms and conditions of this Agreement, the Sellers hereby sells, transfers and assigns to the Buyer and the Buyer hereby purchases from the Sellers the Sale Shares for the consideration and terms set forth to Article 2.1. below."

3. Mengubah ketentuan dalam Pasal 1.1 Perjanjian, sehingga selanjutnya ketentuan pada Pasal 1.1 Perjanjian menjadi sebagai berikut:

PASAL 1
PENJUALAN DAN PEMBELIAN SAHAM YANG DIJUAL

" 1.1 Tunduk pada syarat dan ketentuan Perjanjian ini, Para Penjual dengan ini menjual, mengalihkan, dan menyerahkan kepada Pembeli dan Pembeli dengan ini membeli dari Par Penjual Saham yang Dijual untuk pertimbangan dan ketentuan yang diatur dalam Pasal 2.1. di bawah."

Sellers Buyer
Initials (*Paraf*)

4. Amend the provisions in Article 2.1 and Article 2.2 of the Agreement, so that further provisions in Article 2.1 and Article 2.2 of the Agreement become as follows:

ARTICLE 2
PURCHASE PRICE

"2.1 The total consideration for the acquisition by Buyer of the Sale Shares is USD$1.200.000 (one million two hundred thousand United States Dollars) that will be paid by the Buyer pursuant to the terms of a promissory note (the **"Note"**) in the form attached hereto. The Note shall be: (i) due and payable on a date twenty-four (24) months from the date of this Agreement (the **"Maturity Date"**); (ii) bear interest at the rate of 6% per annum (the **"Interest"**); and (iii) shall be subject to the Buyer's right to prepay the Note."

"2.2. The Interest due on the Note, payable at the rate of 6% per annum, shall be paid on the Maturity Date on which date the Note shall be marked fully-paid."

4. Mengubah ketentuan dalam Pasal 2.1 dan Pasal 2.2 Perjanjian, sehingga selanjutnya ketentuan Pasal 2.1 dan Pasal 2.2 Perjanjian menjadi sebagai berikut:

PASAL 2
HARGA PEMBELIAN

"2.1. Pertimbangan total untuk akuisisi oleh Pembeli dari Saham yang Dijual adalah USD $ 1.200.000 (satu juta dua ratus ribu Dolar Amerika Serikat) yang akan dibayarkan oleh Pembeli sesuai dengan ketentuan surat promes (**"Catatan"**) dalam bentuk yang telah terlampir. Catatan tersebut harus: (i) jatuh tempo dan terhutang pada tanggal dua puluh empat (24) bulan sejak tanggal Perjanjian ini (**"Tanggal Jatuh Tempo")**; (ii) menanggung bunga sebesar 6% per tahun (**"Bunga"**); dan (iii) tunduk pada hak Pembeli untuk membayar di muka."

"2.2. Bunga yang terhutang pada catatan, dibayarkan pada tingkat 6% per tahun, harus dibayar pada Tanggal Jatuh Tempo pada tanggal mana Catatan tersebut akan ditandai dibayar penuh."

Sellers Buyer
Initials (*Paraf*)

5. Amend the provisions in Article 3.1 of the Agreement, so that further provisions in Article 3.1 of the Agreement become as follows:

ARTICLE 3
COMPLETION

"3.1. Upon the execution and delivery of this Agreement and the delivery by the Buyer of the Note, the Sellers shall deliver the Sale Shares to the Buyer together with stock powers and other instruments as may be necessary to transfer all right, title and interest in the Sale Shares to the Buyer, subject to the satisfactory fulfillment of each of the conditions set out below:

a. Execution of this Agreement as then notarized;
b. Written receipt by the Sellers from the Buyer of the Note as set forth in Article 2.1 above, a copy of which is attached hereto.

5. Mengubah ketentuan dalam Pasal 3.1 Perjanjian, sehingga selanjutnya ketentuan Pasal 3.1 Perjanjian menjadi sebagai berikut:

PASAL 3
PENYELESAIAN

"3.1 Setelah pelaksanaan dan Perjanjian ini dan penyelesaian oleh Pembeli berdasarkan Catatan, Para Penjual harus menyerahkan Saham yang Dijual kepada Pembeli bersama dengan kekuatan saham dan instrumen lain yang mungkin diperlukan untuk mengalihkan semua hak, kepemilikan dan kepentingan dalam Penjualan Saham kepada Pembeli, tunduk pada pemenuhan memuaskan dari masing-masing ketentuan yang ditetapkan di bawah ini:

a. Penandatanganan dari Perjanjian ini yang kemudian dibuat dalam format akta notaris.
b. Tanda terima tertulis oleh Para Penjual dari Pembeli terhadap Catatan Pembelian yang tercantum di dalam Pasal 2.1 di atas."

6. Removing the phrase of "**up to the Closing Date and as long as each number of Sale Shares has not paid off.**" in Article 4 of the Agreement.

6. Menghapus frasa "**sampai dengan Tanggal Penutupan dan selama setiap jumlah Saham yang Dijual belum lunas.**" pada pasal 4 Perjanjian.

7. Amend the provisions in Article 5.1 and Article 5.2 of the Agreement, so that further provisions in Article 5.1 and Article 5.2 of the Agreement become as follows:

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

"5.1. The Sellers represent and warrant to the Buyer as follows:

7. Mengubah ketentuan dalam Pasal 5.1 dan Pasal 5.2 Perjanjian, sehingga selanjutnya ketentuan Pasal 5.1 dan Pasal 5.2 Perjanjian menjadi sebagai berikut:

PASAL 5
PERNYATAAN DAN JAMINAN

"5.1 Para Penjual menyatakan dan menjamin kepada Pembeli sebagai berikut:

a. That the Sellers is the legal owner of the Sale Shares which are free and clear of all liens, charges, and encumbrances; no person has any agreement, option, warrants, call, commitment or right capable of becoming an agreement or option for the purchase from the Company or the Sellers of any of the Sale Shares or any un-issued shares of the Company;
b. That each of the Sale Shares has been duly issued and fully paid up;
c. That the Sellers is fully entitled to sell, transfer, and deliver the Sale Shares;
d. That the Sellers has good and sufficient power, authority and right to enter into and deliver this Agreement;
e. That the relevant Shareholders of the Company have irrevocably waived any pre-emptive rights to purchase or otherwise acquire the Sale Shares as required under the provisions of article os association of the Company.

"5.2. The representations and warranties of the Sellers set forth in Article 5.1 shall survive the sale and purchase of the Sale Shares herein provide for."

a. Bahwa Para Penjual adalah pemilik yang sah atas Saham yang Dijual terkait yang bebas dan bersih dari semua hak gadai, biaya dan sitaan; tidak ada Pihak yang memiliki perjanjian, jaminan, panggilan, komitmen atau hak yang mampu menjadi kesepakatan atau pilihan untuk pembelian dari Perseroan atau Penjual dari salah satu Saham yang Dijual atau Saham yang tidak diterbitkan dalam Perseroan;
b. Bahwa tiap Saham yang Dijual sudah benar diterbitkan dan disetor secara penuh;
c. Bahwa Para Penjual memiliki hak penuh untuk menjual, memindahkan dan melepaskan Saham yang Dijual;
d. Bahwa Para Penjual memiliki kekuasaan yang baik dan cukup, wewenang dan hak untuk menandatanganani dan menyampaikan Perjanjian ini;
e. Bahwa pemegang saham dari Perusahaan secara tidak dapat ditarik kembali melepaskan hak yang didahulukan untuk membeli atau sebaliknya memperoleh Saham yang Dijual sebagaimana disyaratkan berdasarkan peraturan anggaran dasar Perseroan.

"5.2 Pernyataan dan jaminan dari Para Penjual yang diatur dalam Pasal 4.1 akan melanjutkan penjualan dan pembelian Saham yang Dijual pada perjanjian ini."

Besides things are amended by this

Kecuali hal-hal yang diubah dengan

Sellers Buyer
Initials (*Paraf*)

Amendment, the terms and conditions in the Agreement do not change and remain binding on the Parties.

Amandemen ini, ketentuan-ketentuan dan syarat-syarat dalam Perjanjian tidak berubah dan tetap berlaku mengikat Para Pihak.

IN WITNESS WHEREOF the Parties have caused this Agreement to be duly executed as of the day and year first above written.

DEMIKIAN Para Pihak telah menandatangani Perjanjian ini pada hari dan tahun tertulis pertama di atas.

Sellers/ Para Penjual

By

METERAI TEMPEL D9D27AEF442147649 6000 ENAM RIBU RUPIAH

Name & Title:

By

Name & Title: Mr. Hendra

By

Name & Title: ERIC WIBOWO MR.

By

Name & Title: DENY RAHARDJ.

Buyer/ Pembeli

By

Name & Title:

By

Name & Title: WINDY JOHAN (CEO)

Sellers Buyer

Initials (*Paraf*)

SCHEDULE 1/ *LAMPIRAN 1*
PROMISSRORY NOTE

Buyer agrees and promises to pay to the Sellers the sum of USD$ 1,200,000 (one million two hundred thousand United States Dollar) for value received, with interest at the annual rate of 6 % per annum, payable on a date twenty-four (24) months from the date of the Agreement.

If this note is in default and is placed for collection, Buyer shall pay all reasonable costs of collection and attorneys' fees.

Sellers

By

Name & Title :

By

Name & Title: Mr. Hardi

By

Name & Title: ERIC WIBOWO MR.

By

Name & Title: DENY RAHARDJO

Buyer

By

Name & Title:

By

Name & Title: WINDY JOHAN (CFO)